SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

Carriage Services, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 St. James Place, 4th Floor
Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

ITEM 5. OTHER EVENTS

As previously disclosed, Carriage Services, Inc. (“Carriage”) had a revolving credit facility with a group of banks. The credit facility, set to mature in June 2004, was unsecured and contained customary restrictive covenants, including a restriction on the payment of dividends on common stock, and required that Carriage maintain certain financial ratios.  Interest under that facility was provided at both LIBOR and prime rate options.

On August 4, 2003, Carriage completed a transaction to replace the credit facility with a new $40 million unsecured bank credit facility that is set to mature in March 2006.  Interest under the new credit facility is payable at the initial floating rate of LIBOR plus 300 basis points and subsequently may decline with future reductions in Carriage’s debt to EBITDA ratio, if any. The new credit facility’s commitment level reduces by $7.5 million in March 2005 and by an additional $7.5 million in September 2005. In addition, the commitment reduces by up to $5 million for the banks’ pro-rata share of proceeds from the disposition of Carriage’s assets, if any.  In complying with the new credit facility, Carriage will begin deferring interest payments on its subordinated debentures held by its affiliate, Carriage Services Capital Trust, which will result in cash distributions payable by such Trust under the TIDES convertible trust preferred securities similarly being deferred for at least the term of the new credit facility, beginning with the payment due September 1, 2003.  During the period in which such payments are deferred, distributions will continue to accumulate at the seven percent annual rate, and those deferred distributions will themselves accumulate distributions at the same seven percent annual rate.  During the deferral period, Carriage will be prohibited from paying dividends on our common stock or repurchasing its common stock, subject to limited exceptions. Carriage will record a pretax charge in the third quarter of 2003 in connection with the extinguishment of the existing credit facility in the amount of $162,000, which represents the unamortized loan origination costs.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:

4.1

Credit Agreement dated August 4, 2003 among Carriage Services, Inc., as the Borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank of Texas, National Association, as Syndication Agent and Other Lenders Party Hereto

	99.1	Press Release Dated August 5, 2003

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the press release dated August 5, 2003, the Company also announced and commented on its financial results for its fiscal second quarter ended June 30, 2003.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference.  The information being furnished under Item 12. Results of Operations and Financial Condition, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

The Company’s press release contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: August 6, 2003	By:	/s/ Joseph Saporito
Joseph Saporito
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
4.1

Credit Agreement dated August 4, 2003 among Carriage Services, Inc., as the Borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank of Texas, National Association, as Syndication Agent and Other Lenders Party Hereto

99.1	Press Release dated August 5, 2003.